EXHIBIT 10.3

FORM OF

SERVICING AGREEMENT

by and among

USAA AUTO OWNER TRUST 20[ ]-[ ],

as Issuer

USAA FEDERAL SAVINGS BANK,

as Servicer

and

[    ],

as Indenture Trustee

Dated as of [  ], 20[ ]

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TABLE OF CONTENTS

(continued)

Exhibit A	Servicing Criteria to be Addressed in Indenture Trustee’s Assessment of Compliance
Exhibit B	Form of Indenture Trustee’s Annual Certification
Exhibit C	Form of Indenture Trustee’s Annual Certification Regarding Item 1117 and Item 1119 of Regulation AB

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SERVICING AGREEMENT, dated as of [ ], 20[ ] (together with all exhibits, schedules and appendices hereto and as from time to time amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and among USAA AUTO OWNER TRUST 20[ ]-[ ], a Delaware statutory trust (the “Issuer”), USAA FEDERAL SAVINGS BANK, a federally chartered savings association (the “Bank”), as servicer (in such capacity, the “Servicer”), and [    ], a [    ], as indenture trustee (the “Indenture Trustee”).

WHEREAS, the Issuer has acquired a portfolio of motor vehicle receivables, including retail motor vehicle installment loans that are secured by new and used automobiles and light-duty trucks; and

WHEREAS, the Bank is willing to service such motor vehicle receivables and related property on behalf of the Issuer.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Sale Agreement”), between USAA Acceptance, LLC, as seller (the “Seller”), and the Issuer.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) unless the context otherwise requires, defined terms shall be equally applicable to both the singular and plural forms.

ARTICLE II

SERVICER AS CUSTODIAN

SECTION 2.1 Custody of Receivable Files.

(a) Custody. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act solely on behalf of and for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments (to the extent applicable to such Receivable), which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer pursuant to the Indenture, as of the Closing Date with respect to each Receivable (the “Receivable Files”):

(i) the fully executed original of the retail motor vehicle installment loan or promissory note and security agreement related to such Receivable (with respect to tangible chattel paper) or an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of the Receivable (with respect to electronic chattel paper) or, if no such original executed Receivable or authoritative copy exists, a copy thereof, including any written amendments or extensions thereto;

(ii) the original credit application or a photocopy thereof to the extent held in paper form;

(iii) the original Certificate of Title or, if not yet received, evidence that an application therefor has been submitted with the appropriate authority or such other document (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer keeps on file, in accordance with its Customary Servicing Practices, evidencing the security interest of the Originator in the Financed Vehicle; provided, however, that in lieu of being held in the Receivable File, the Certificate of Title may be held by a third party service provider engaged by the Servicer to obtain or hold Certificates of Title; and

(iv) any and all other documents that the Servicer keeps on file, in accordance with its Customary Servicing Practices, relating to a Receivable, an Obligor or a Financed Vehicle (but only to the extent applicable to such Receivable and only to the extent held in tangible paper form or electronic form).

The foregoing appointment of the Servicer is deemed to be made with due care.

(b) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee, as pledgee of the Issuer, and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer and the Bank to comply with this Agreement. In performing its duties as custodian, the Servicer shall act in accordance with its Customary Servicing Practices. The Servicer, in accordance with its Customary Servicing Practices may: (i) maintain all or a portion of the Receivable Files in electronic form and (ii) maintain custody of all or any portion of the Receivable Files with one or more of its agents or designees.

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(c) Maintenance of and Access to Records. The Servicer will maintain each Receivable File in the United States (it being understood that the Receivable Files, or any part thereof, may be maintained at the offices of any Person to whom the Servicer has delegated responsibilities in accordance with Section 5.5). The Servicer will make available to the Issuer and the Indenture Trustee or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files upon request. The Servicer will provide access to the Receivable Files, and the related accounts records, and computer systems maintained by the Servicer at such times as the Issuer or the Indenture Trustee direct, but only upon reasonable notice and during the normal business hours, which do not unreasonably interfere with the Servicer’s normal operations, at the respective offices of the Servicer.

(d) Release of Documents. Upon written instructions from the Indenture Trustee, the Servicer will release or cause to be released any document in the Receivable Files to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon thereafter as is practicable, to the extent it does not unreasonably interfere with the Servicer’s normal operations. The Servicer shall not be responsible for any loss occasioned by the failure of the Indenture Trustee or its agent or designee to return any document or any delay in doing so. Any document so released will be handled by the Indenture Trustee with due care and returned to the Servicer for safekeeping as soon as the Indenture Trustee or its agent or designee, as the case may be, has no further need therefor.

(e) Instructions; Authority to Act. All instructions from the Indenture Trustee will be in writing and signed by a Responsible Officer of the Indenture Trustee, and the Servicer will be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of such written instructions.

(f) Custodian’s Indemnification. Subject to Section 5.2, the Servicer as custodian will indemnify the Issuer and the Indenture Trustee and their respective directors, officers, employees, and agents for any and all claims, liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred by, or asserted against the Issuer or the Indenture Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files, including, but not limited to, the costs of defending any claim or bringing any claim to enforce its rights, including the Servicer’s indemnification obligations hereunder; provided, however, that the Servicer will not be liable (i) to the Indenture Trustee or the Issuer for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Indenture Trustee or the Issuer or (ii) to the Indenture Trustee for any portion of any such amount resulting from the failure of the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee to handle with due care any Certificate of Title or other document released to the Indenture Trustee or the Indenture Trustee’s agent or designee pursuant to Section 2.1(d).

(g) Effective Period and Termination. The Servicer’s appointment as custodian will become effective as of the Cut-Off Date and will continue in full force and effect until terminated pursuant to this Section 2.1(g). If the Bank resigns as Servicer in accordance with Section 5.6 or if all of the rights and obligations of the Servicer have been terminated under Section 6.1, the appointment of the Servicer as custodian hereunder may be terminated by the Indenture Trustee,

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or by the Noteholders evidencing not less than 66 2⁄3% of the Note Balance of the Controlling Class, in the same manner as the Indenture Trustee or such Noteholders may terminate the rights and obligations of the Servicer under Section 6.1. As soon as practicable after any termination of such appointment, the Servicer will deliver to the Indenture Trustee (or, at the direction of the Indenture Trustee, to its agent) the Receivable Files and the related accounts and records maintained by the Servicer at such place or places as the Indenture Trustee may reasonably designate; provided, however, that with respect to authoritative copies of the Receivables constituting electronic chattel paper, the Servicer, in its sole discretion, shall either (i) continue to hold any such authoritative copies on behalf of the Issuer and the Indenture Trustee or the Indenture Trustee’s agent or (ii) deliver copies of such authoritative copies and destroy the authoritative copies maintained by the Servicer prior to its termination such that such copy delivered to the Indenture Trustee or the Indenture Trustee’s agent becomes the authoritative copy of the Receivable constituting electronic chattel paper.

ARTICLE III

ADMINISTRATION AND SERVICING OF

RECEIVABLES AND TRUST PROPERTY

SECTION 3.1 Duties of Servicer.

(a) The Servicer is hereby appointed by the Issuer and authorized to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Receivables in accordance with its Customary Servicing Practices, using the degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer’s duties will include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending invoices, payment coupons or other payment information to Obligors, reporting any required tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee with respect to distributions. The Servicer is not required under the Transaction Documents to make any disbursements via wire transfer or otherwise on behalf of an Obligor. There are no requirements under the Receivables or the Transaction Documents for funds to be, and funds shall not be, held in trust for an Obligor. No payments or disbursements are required to be made by the Servicer on behalf of an Obligor. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Receivables set forth herein. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the Servicer shall not be liable for any failure or delay in the performance of its obligations or the taking of any action hereunder or under any other Transaction Document (and such failure or delay shall not constitute a breach of any Transaction Document or a Servicer Replacement Event) if such failure or delay arises from compliance by the Servicer with any law or court order, the direction of a regulatory authority or regulatory guidance.

(b) The Servicer will follow its Customary Servicing Practices and will have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholder,

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or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a legal Proceeding to enforce a Receivable or an Insurance Policy or to commence or participate in any other legal Proceeding (including a bankruptcy Proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences a legal Proceeding to enforce a Receivable or an Insurance Policy, the Issuer will thereupon be deemed to have automatically assigned such Receivable or its rights under such Insurance Policy to the Servicer solely for purposes of commencing or participating in any such Proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such Proceeding. If in any enforcement suit or legal Proceeding it is held that the Servicer may not enforce a Receivable or an Insurance Policy on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable or an Insurance Policy, the Issuer will, at the Servicer’s expense and direction, take steps to enforce the Receivable or an Insurance Policy, including bringing suit in its name or the name of the Indenture Trustee. The Issuer will furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, will obtain on behalf of the Issuer all licenses, if any, reasonably requested by the Seller to be held by the Issuer in connection with ownership of the Receivables, and will make all filings and pay all fees as may be required in connection therewith during the term hereof.

(c) The Servicer hereby agrees that upon its resignation and the appointment of a successor Servicer hereunder, the Servicer will terminate its activities as Servicer hereunder in accordance with Section 6.1, and, in any case, in a manner which the Issuer reasonably determines will facilitate the transition of the performance of such activities to such successor Servicer, and the Servicer shall cooperate with and assist such successor Servicer.

SECTION 3.2 Collection of Receivable Payments.

(a) The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same become due in accordance with its Customary Servicing Practices. Subject to Section 3.5, the Servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any Receivable in accordance with its Customary Servicing Practices; provided, however, that if the Servicer (i) extends the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period preceding the latest Final Scheduled Payment Date of any Notes issued under the Indenture or (ii) reduces the Contract Rate or Outstanding Principal Balance with respect to any Receivable after the Cut-off Date other than as required by applicable law (including, without limitation, by the Servicemembers Civil Relief Act of 2003, as amended) or court order, it will promptly purchase such Receivable in the manner provided in Section 3.6; provided, further, that the Servicer shall not make any modification described in the preceding clause (i) or (ii) that would trigger a repurchase pursuant to the above provisions or pursuant to Section 3.6, in either case for the sole purpose of enabling the Servicer to purchase a Receivable from the Issuer and provided, further, that any change referred to in this Section 3.2 shall only be made if either (A) the Obligor is in default or, in the judgment of the Servicer, is reasonably expected to default in the near future,

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or (B) the change is to the payment due date of a Receivable, does not exceed twenty-five (25) days and is made not more than twice during the term of such Receivable.

The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. Subject to the provisos of the second sentence of the first paragraph of this Section 3.2, the Servicer and its Affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to Obligors with respect to the Receivables for the account of the Servicer and/or its Affiliates (but not the Issuer) so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the Servicer for itself and others, whether or not such practices, promotions or sales might indirectly result in a decrease in the aggregate amount of payments made (but not any related contractual obligation) on the Receivables, prepayments or faster or slower timing of the payment of the Receivables. Notwithstanding anything in this Agreement to the contrary, the Servicer may refinance any Receivable by (x) making a new loan to the Obligor and depositing the full Outstanding Principal Balance of such refinanced Receivable into the Collection Account or (y) by causing the Issuer to effect a substantive modification to the Receivable when the request for such modification is the result of a contact from or request of the related Obligor, in which case the Receivable shall be deemed to be refinanced and the Servicer shall promptly deposit the full Outstanding Principal Balance of such refinanced Receivable into the Collection Account as soon as practical. The receivable created by such refinancing shall not be property of the Issuer, in the case of (y) in the prior sentence, upon the Servicer’s related payment to Issuer. The Servicer and its Affiliates may also sell insurance or debt cancellation products, including products which result in the repayment of some or all of the amount of a Receivable owned by the Issuer upon the death or disability of the Obligor or any casualty with respect to the Financed Vehicle.

(b) The Servicer shall not be required to make any advances of funds or guarantees regarding collections, cash flows or distributions. Payments on the Receivables, including payoffs, made in accordance with the related documentation for such Receivables, shall be posted to the Servicer’s Obligor records in accordance with the Servicer’s Customary Servicing Practices. Such payments shall be allocated to principal, interest or other items in accordance with the related documentation for such Receivables.

(c) Records documenting collection efforts shall be maintained during the period a Receivable is delinquent in accordance with the Servicer’s Customary Servicing Practices. Such records shall be maintained on at least a periodic basis that is not less frequent than as prescribed by the Servicer’s Customary Servicing Practices, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment) in accordance with the Servicer’s Customary Servicing Practices.

SECTION 3.3 Realization Upon Receivables. On behalf of the Issuer, the Servicer will use commercially reasonable efforts, consistent with its Customary Servicing Practices, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer has determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the Liquidation Proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with

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respect to such Receivable would be increased by forbearance. The Servicer will follow such Customary Servicing Practices as it deems necessary or advisable, which may include selling the Financed Vehicle at public or private sale and which shall not, except as provided below, involve the sale of all, or any portion of, a Receivable. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle has suffered damage, the Servicer shall not be required to expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses. The Servicer, in its sole discretion, may in accordance with its Customary Servicing Practices purchase from the Issuer any Receivable’s deficiency balance (i.e., the remaining balance of a Receivable after deduction of all Liquidation Proceeds with respect to such Receivable) for a purchase price equal to the fair value of the deficiency balance as determined by the Servicer at the time of purchase by the Servicer, which purchase price shall not be adjusted by the proceeds the Servicer ultimately realizes from its disposition or collection efforts related to the deficiency amount. Net proceeds of any such sale to the Servicer will constitute Liquidation Proceeds, and the sole right of the Issuer and the Indenture Trustee with respect to any such sold Receivables will be to receive such Liquidation Proceeds. Upon such sale, the Servicer will mark its computer records indicating that any such receivable sold is no longer a Receivable. The Servicer is authorized to take any and all actions necessary or appropriate on behalf of the Issuer to evidence the sale of the Financed Vehicle at public or private sale or the sale of the Receivable to the Servicer pursuant to the provisions of this Section 3.3 free from any Lien or other interest of the Issuer or the Indenture Trustee.

SECTION 3.4 Maintenance of Security Interests in Financed Vehicles. The Servicer will, in accordance with its Customary Servicing Practices, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The provisions set forth in this Section are the sole requirements under the Transaction Documents with respect to the maintenance of collateral or security on the Receivables. It is understood that the Financed Vehicles are the collateral and security for the Receivables, but that the Certificate of Title with respect to a Financed Vehicle does not constitute collateral and merely evidences such security interest. The Issuer hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason; provided, however that such steps shall not include retitling the lien of the Financed Vehicle in the name of the Indenture Trustee.

SECTION 3.5 Covenants of Servicer. Unless required by law or court order, the Servicer will not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except (a) in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices, (b) in connection with repossession or (c) as may be required by an insurer in order to receive proceeds from any Insurance Policy covering such Financed Vehicle.

SECTION 3.6 Purchase of Receivables Upon Breach. Upon discovery by any party hereto of a breach of any of the covenants set forth in Section 3.2, 3.3, 3.4 or 3.5 which materially and adversely affects the interests of the Issuer or the Noteholders, the party discovering such breach shall give prompt written notice thereof to the other parties hereto; provided, that delivery

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of the Servicer’s Certificate, which identifies the Receivables that are being or have been repurchased, shall be deemed to constitute prompt notice by the Servicer and the Issuer of such breach with respect to such repurchased Receivable; provided, further, that the failure to give such notice shall not affect any obligation of the Servicer hereunder. If the Servicer does not correct or cure such breach prior to the end of the Collection Period which includes the 60th day (or, if the Servicer elects, an earlier date) after the date that the Servicer became aware or was notified of such breach, then the Servicer shall purchase any Receivable materially and adversely affected by such breach from the Issuer on the Payment Date following the end of such Collection Period. Any such breach or failure will be deemed to not have a material and adverse effect if such breach or failure does not affect the ability of the Issuer to receive and retain timely payment in full on such Receivable. Any such purchase by the Servicer shall be at a price equal to the Repurchase Price. In consideration for such repurchase, the Servicer shall make (or shall cause to be made) a payment to the Issuer equal to the Repurchase Price by depositing such amount into the Collection Account prior to [ ] [a.m.], New York City time on such Payment Date. Upon payment of such Repurchase Price by the Servicer, the Issuer and the Indenture Trustee shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as shall be reasonably necessary to vest in the Servicer or its designee any Receivable repurchased pursuant hereto. It is understood and agreed that the obligation of the Servicer to purchase any Receivable as described above shall constitute the sole remedy with respect to such breach available to the Issuer and the Indenture Trustee.

SECTION 3.7 Servicing Fee. On each Payment Date, the Indenture Trustee on behalf of the Issuer shall pay to the Servicer the Servicing Fee in accordance with Section 8.5 of the Indenture for the immediately preceding Collection Period as compensation for its services. In addition, the Servicer will be entitled to retain all Supplemental Servicing Fees. The Servicer also will be entitled to receive investment earnings (net of investment losses and expenses) on funds on deposit in each of the Collection Account and the Reserve Account during each Collection Period.

SECTION 3.8 Servicer’s Certificate. On or before the Determination Date preceding each Payment Date, the Servicer shall deliver to the Indenture Trustee, and each Paying Agent, with a copy to the Rating Agencies, a Servicer’s Certificate containing all information necessary to make the payments, transfers and distributions pursuant to Section 4.3 of this Agreement and Sections 8.2(c) and 8.5 of the Indenture on such Payment Date. Each Servicer’s Certificate may be delivered in electronic format.

SECTION 3.9 Annual Officer’s Certificate; Notice of Servicer Replacement Event.

(a) The Servicer will deliver to the Rating Agencies, the Issuer and the Indenture Trustee, on or before March 30 of each calendar year, beginning [    ], 20[ ], an Officer’s Certificate (with appropriate insertions) providing such information as is required under Item 1123 of Regulation AB.

(b) The Servicer will deliver to the Issuer, the Indenture Trustee and each Rating Agency promptly after having obtained knowledge thereof written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Replacement Event. Except to the extent set forth in this Section 3.9(b) and Sections 6.2

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and 8.19 of this Agreement and Section 3.12 of the Indenture, the Transaction Documents do not require any policies or procedures to monitor any performance or other triggers and events of default.

(c) The Servicer will deliver to the Issuer, on or before March 30 of each year, beginning [    ], 20[ ], a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year (or since the Closing Date in the case of the first such report), including disclosure of any material instance of non-compliance identified by the Servicer, as required under paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

SECTION 3.10 Annual Registered Public Accounting Firm Attestation Report. On or before the 90th day following the end of each fiscal year, beginning with the fiscal year [    ], 20[ ], the Servicer shall cause a firm of independent registered public accountants (who may also render other services to the Servicer, the Seller or their respective Affiliates) to furnish to the Indenture Trustee, the Servicer, the Seller and each Rating Agency each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any Affiliate thereof during the related fiscal year (or since the Closing Date in the case of the first such report) delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets, or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

SECTION 3.11 Servicer Expenses. The Servicer shall pay all expenses (other than expenses described in the definition of Liquidation Proceeds) incurred by it in connection with its activities hereunder, independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Noteholders and the Certificateholder. The Servicer shall also pay all fees, expenses, and indemnities of the Indenture Trustee (as described in, and pursuant to the limitations set forth in Section 6.7 of the Indenture) and the Owner Trustee (as described in, and pursuant to the limitations set forth in, Sections 8.1 and 8.2 of the Trust Agreement). The compensation and indemnity obligations of the Servicer to the Indenture Trustee and the Owner Trustee hereunder and pursuant to Section 6.7 of the Indenture and Sections 8.1 and 8.2 of the Trust Agreement shall survive the resignation or removal of the Indenture Trustee, the Owner Trustee and the Servicer, the discharge of the Indenture and the termination or assignment of this Agreement and the Trust Agreement.

SECTION 3.12 Exchange Act Filings. The Issuer hereby authorizes the Servicer to prepare, sign, certify and file any and all reports, statements and information with respect to the Issuer and/or the Notes required to be filed pursuant to the Exchange Act, and the rules thereunder.

SECTION 3.13 [Compliance with the FDIC Rule. The Servicer (i) shall perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) shall facilitate compliance with Article XII of the Indenture by the USAA Parties.]

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SECTION 3.14 [Official Record. So long as the Notes and the Certificates remain outstanding, this Agreement shall be treated as an official record of the Bank within the meaning of Section 13(e) of the Federal Deposit Insurance Act (12 U.S.C. Section 1823(e)).]

ARTICLE IV

DISTRIBUTIONS; ACCOUNTS;

STATEMENTS TO THE CERTIFICATEHOLDER

AND THE NOTEHOLDERS

SECTION 4.1 Establishment of Accounts.

(a) The Servicer shall cause to be established the Trust Accounts in the manner set forth in Section 8.2(a) of the Indenture. If any Trust Account ceases to be an Eligible Account, the Servicer shall comply with Section 8.3(b) of the Indenture.

(b) The Servicer may, but shall not be obligated to, select Permitted Investments with respect to funds on deposit in the Collection Account and the Reserve Account in accordance with Section 8.3 of the Indenture.

SECTION 4.2 Remittances. [The Servicer shall deposit an amount equal to all Collections into the Collection Account within two (2) Business Days after [receipt;][identification; provided, however, that if the Monthly Remittance Condition is satisfied, then the Servicer shall not be required to deposit into the Collection Account an amount equal to the Collections received during any Collection Period until [ ] [a.m.], New York City time, on the Business Day prior to the related Payment Date. The “Monthly Remittance Condition” shall be deemed to be satisfied if (i) the Bank or one of its Affiliates is the Servicer, (ii) no Servicer Replacement Event has occurred and is continuing and (iii) USAA Capital Corporation has a short-term debt rating of at least “[ ]” from [    ] and “[ ]” from [    ]. Notwithstanding the foregoing, the Servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than the related Payment Date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule.] Pending deposit into the Collection Account, Collections may be commingled and used by the Servicer at its own risk and are not required to be segregated from its own funds.

SECTION 4.3 Additional Deposits and Payments.

(a) On the date specified in Section 3.6 of this Agreement or Section 3.4 of the Purchase Agreement, the Servicer will deposit into the Collection Account the aggregate Repurchase Price with respect to Repurchased Receivables purchased by the Servicer pursuant to Section 3.6 or the Bank, as seller, pursuant to Section 3.4 of the Purchase Agreement, respectively, on such Payment Date and the Servicer will deposit (or will cause the applicable purchaser to deposit) into the Collection Account all amounts, if any, to be paid under Section 7.1 in connection with the Optional Purchase. All such deposits with respect to a Payment Date will be made, in immediately available funds by [ ]:[ ] [a.m.][p.m.], New York City time, on the Business Day prior to such Payment Date related to such Collection Period.

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(b) The Servicer will calculate the Reserve Account Excess Amount for each Payment Date and instruct the Indenture Trustee to, on each Payment Date, withdraw from the Reserve Account (i) all investment earnings (net of investment losses and expenses on funds on deposit in the Reserve Account during the related Collection Period) and distribute such investment earnings to the Servicer and (ii) the Reserve Account Excess Amount, if any, for such Payment Date and deposit such amount in the Collection Account.

(c) The Servicer will calculate the Reserve Account Draw Amount for each Payment Date and instruct the Indenture Trustee to, on the Payment Date relating to each Collection Period, withdraw from the Reserve Account the Reserve Account Draw Amount and deposit such amount in the Collection Account.

(d) On the Closing Date the Seller will deposit (or cause to be deposited) into the Reserve Account an amount equal to the Initial Reserve Account Deposit Amount.

SECTION 4.4 Net Deposits. The Servicer shall be permitted to pay the Optional Purchase Price pursuant to Section 7.1 net of amounts to be distributed to the Servicer or its Affiliates on the related Redemption Date, and accounts between the Servicer and such Affiliates shall be adjusted accordingly. The Servicer shall, however, account for all deposits and distributions in the Servicer’s Certificate as if the amounts were deposited and/or distributed separately.

SECTION 4.5 Statements to Certificateholder and Noteholders. Before each Payment Date, the Servicer shall deliver to the Indenture Trustee, each Paying Agent and the Rating Agencies, and the Indenture Trustee shall make available on its website, as described below to the Issuer and to each Noteholder of record as of the most recent Record Date, a statement setting forth for the Collection Period relating to such Payment Date the following information (to the extent applicable):

(a) the applicable Record Date, Determination Date and Payment Date;

(b) the aggregate amount being paid on such Payment Date in respect of interest on and principal of each Class of Notes;

(c) the Class A-1 Note Balance, the Class A-2[-A] Note Balance, [the Class A-2-B Note Balance,] the Class A-3 Note Balance, the Class A-4 Note Balance, the Class B Note Balance and the Principal Factor with respect to each Class of Notes, in each case after giving effect to payments on such Payment Date;

(d) (i) the amount on deposit in the Reserve Account and the Specified Reserve Account Balance, each as of the beginning and end of the related Collection Period, (ii) the amount deposited in the Reserve Account in respect of such Payment Date, if any, (iii) the Reserve Account Draw Amount and the Reserve Account Excess Amount, if any, to be withdrawn from the Reserve Account on such Payment Date, (iv) the balance on deposit in the Reserve Account on such Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date and (v) the change in such balance from the immediately preceding Payment Date;

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(e) [(i) the amount on deposit in the Yield Supplement Account and the Yield Supplement Account Amount, each as of the beginning and end of the related Collection Period, (ii) the Yield Supplement Account Draw Amount to be withdrawn from the Yield Supplement Account on such Payment Date, (iii) the balance on deposit in the Yield Supplement Account on such Payment Date after giving effect to withdrawals therefrom in respect of such Payment Date and (iv) the change in such balance from the immediately preceding Payment Date;]

(f) the First Allocation of Principal, the Second Allocation of Principal and the Regular Allocation of Principal for such Payment Date;

(g) the number of Receivables and the Net Pool Balance as of the beginning of business on the first day of the preceding Collection Period and the close of business of the last day of the preceding Collection Period;

(h) the amount of the Servicing Fee to be paid to the Servicer with respect to the related Collection Period and the amount of any unpaid Servicing Fees, and the change in such amount from that of the prior Payment Date;

(i) the amount of fees to be paid to each of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer with respect to the related Payment Date and the amount of any unpaid fees to each of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer and the change in each such amount from that of the prior Payment Date;

(j) the amount of the Class A Noteholders’ Interest Carryover Shortfall and the Class B Noteholders’ Interest Carryover Shortfall, if any, on such Payment Date and the change in such amounts from the preceding Payment Date;

(k) the amount of any shortfall in principal payments due to the Class A Noteholders and the Class B Noteholders on such Payment Date and the change in such amounts from the preceding Payment Date;

(l) the aggregate Repurchase Price with respect to Repurchased Receivables with respect to the related Collection Period;

(m) any material modifications, extensions or waivers to the Transferred Assets’ terms, fees, penalties or payments during the related Collection Period;

(n) any material breaches of the representations and warranties made in the Transaction Documents with respect to the Transferred Assets;

(o) the Outstanding Principal Balance of Receivables that are 30-59, 60-89, 90-119 and over 119 days delinquent as of the end of the related Collection Period;

(p) the number of Receivables that are 30-59, 60-89, 90-119 and over 119 days delinquent as of the end of the related Collection Period;

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(q) the percentage of the Net Pool Balance of Receivables that are 30-59, 60-89, 90-119 and over 119 days delinquent as of the end of the related Collection Period;

(r) the amount of Collections for the related Collection Period and any fees and expenses of the Issuer paid with respect to the Collection Period;

(s) the aggregate amount of losses realized on the Receivables during the related Collection Period;

(t) the number of 60-Day Delinquent Receivables as of the end of the related Collection Period;

(u) the Outstanding Principal Balance of 60-Day Delinquent Receivables as of the end of the related Collection Period;

(v) the Delinquency Percentage, and whether the Delinquency Percentage exceeds the Delinquency Trigger for such Payment Date;

(w) whether and when the Instituting Noteholders have elected to initiate a vote to determine whether the Asset Representations Reviewer should conduct an Asset Representations Review with respect to the Subject Receivables;

(x) whether Noteholders representing at least a majority of the voting Noteholders vote in favor of directing an Asset Representations Review of the Subject Receivables by the Asset Representations Reviewer;

(y) a summary of the findings and conclusions of any Asset Representations Review of the Subject Receivables by the Asset Representations Reviewer;

(z) if applicable, a statement that the Servicer has received a communication request from a Noteholder interested in communicating with other Noteholders regarding the possibility of exercising rights under the Transaction Documents and the name and contact information for the requesting Noteholder and the date such request was received; and

(aa) if applicable, information with respect to any change in the Asset Representations Reviewer as required by Item 1111(h) and Item 1125 of Regulation AB.

No disbursements shall be made directly by the Servicer to a Noteholder, and the Servicer shall not be required to maintain any investor record relating to the posting of disbursements or otherwise.

The Indenture Trustee will make available via the Indenture Trustee’s internet website all reports or notices required to be provided by the Indenture Trustee under this Section 4.5. Any information that is disseminated in accordance with the provisions of this Section 4.5 shall not be required to be disseminated in any other form or manner; provided, however, any such information that must be delivered to the Rating Agencies under this Section 4.5 shall be sent by the Servicer by electronic mail to each Rating Agency. The Indenture Trustee will make no representations or

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warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s internet website shall be initially located at [    ] or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders, the Servicer, the Issuer or any Paying Agent. The Indenture Trustee will forward a hard copy of the reports or notices required to be provided by the Indenture Trustee under this Section 4.5 to Noteholders promptly upon Noteholder request, if such reports or notices are not accessible on its internet website. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

SECTION 4.6 No Duty to Confirm. The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Servicer’s Certificate delivered by the Servicer to the Indenture Trustee, and the Indenture Trustee shall be fully protected in relying upon such Servicer’s Certificate.

ARTICLE V

THE SERVICER

SECTION 5.1 Representations of Servicer. The Servicer makes the following representations as of the Closing Date on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties speak as of the execution and delivery of this Agreement and will survive the conveyance of the Transferred Assets to the Issuer pursuant to this Agreement and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a) Existence and Power. The Servicer is a federally chartered savings association validly existing under the laws of the United States and has, in all material respects, all power and authority to carry on its business as it is now conducted. The Servicer has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the Transferred Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party (i) have been duly authorized by all necessary action on the part of the Servicer and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Servicer’s ability to perform its obligations under, the Transaction Documents).

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(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Servicer of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or would not materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents.

(d) Binding Effect. Each Transaction Document to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors of federal savings associations from time to time in effect or by general principles of equity.

(e) No Proceedings. There are no actions, suits or Proceedings pending or, to the knowledge of the Servicer, threatened against the Servicer before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any of the other Transaction Documents, or (iv) relate to the Servicer that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(f) Fidelity Bond. The Servicer shall not be required to maintain a fidelity bond or errors and omissions policy.

SECTION 5.2 Indemnities of Servicer. The Servicer will be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement, and hereby agrees to the following:

(a) The Servicer will defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholder and the Seller and their respective directors, officers, employees and agents from and against any and all costs, fees, expenses, losses, damages, claims, obligations, payments and liabilities of any kind whatsoever, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle, including, but not limited to, the costs of defending any claim or bringing any claim to enforce their rights, including the Servicer’s indemnification obligations hereunder.

(b) The Servicer will indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein or in the other Transaction Documents, if any, including, without limitation, any sales, gross receipts, general corporation, tangible personal property,

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privilege, or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the conveyance of the Receivables to the Issuer or the issuance and original sales of the Notes, or asserted with respect to ownership of the Receivables, or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Transaction Documents) and costs and expenses in defending against the same or of defending any claim or bringing any claim to enforce their rights, including the Servicer’s indemnification obligations hereunder. For the avoidance of doubt, the Servicer will not indemnify for any costs, fees, expenses, losses, claims, damages, obligations, payments or liabilities due to the credit risk of the Obligor and for which reimbursement would constitute recourse for uncollectible Receivables.

(c) The Servicer will indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents and the Seller from and against any and all costs, fees, expenses, losses, claims, damages, obligations, payments and liabilities of any kind whatsoever to the extent that such cost, fee, expense, loss, claim, damage, obligation, payment or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or any other Transaction Document to which it is a party, or by reason of its failure to perform its obligations or of reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party or of defending any claim or bringing any claim to enforce their rights, including the Servicer’s indemnification obligations hereunder; provided, however, that the Servicer will not indemnify for any costs, fees, expenses, losses, claims, damages, obligations, payments or liabilities arising from its breach of any covenant for which the repurchase of the affected Receivables is specified as the sole remedy pursuant to Section 3.6.

(d) The Servicer will compensate and indemnify the Owner Trustee to the extent and subject to the conditions set forth in Sections 8.1 and 8.2 of the Trust Agreement. The Servicer will compensate and indemnify the Indenture Trustee to the extent and subject to the conditions set forth in Section 6.7 of the Indenture, except to the extent that any cost, fee, expense, loss, claim, damage, obligation, payment or liability arises out of or is incurred in connection with the performance by the Indenture Trustee of the duties of a successor Servicer hereunder.

(e) Indemnification under this Section 5.2 by the Bank (or any successor thereto pursuant to Section 5.6 or Section 6.1) as Servicer, with respect to the period such Person was the Servicer, will survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination or assignment of this Agreement and the Trust Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee and will include reasonable fees and expenses of counsel and expenses of litigation (including, without limitation, any reasonable legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought by the Owner Trustee or the Indenture Trustee of any indemnification or other obligation of the Servicer)). If the Servicer has made any indemnity payments pursuant to this Section 5.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Servicer, without interest.

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(f) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement. The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer’s Certificate of the Seller or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

The provisions of this Section 5.2 shall survive termination or assignment of this Agreement and satisfaction and discharge of the Indenture.

SECTION 5.3 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any entity into which the Servicer may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole or any entity resulting from any merger, sale, transfer, conversion or consolidation to which the Servicer shall be a party, or any entity succeeding to the business of the Servicer shall be the successor to the Servicer under this Agreement, without the execution or filing of any additional paper or any further act on the part of any of the parties hereto. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The Servicer shall provide notice of any merger, conversion, consolidation, or succession pursuant to this Section 5.3 to the Indenture Trustee, the Administrator and each of the Rating Agencies.

SECTION 5.4 Limitation on Liability of Servicer and Others.

(a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer will be under any liability to the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholder, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision will not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of its failure to perform its obligations or of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement (except for errors in judgment). The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer’s Certificate of the Seller or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

(b) Except as provided in this Agreement, the Servicer will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that

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it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Certificateholder under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuer, and the Servicer shall be entitled to be reimbursed therefor. Any amounts due the Servicer pursuant to this subsection shall be payable on a Payment Date in accordance with Section 8.5(a) of the Indenture.

SECTION 5.5 Delegation of Duties. The Servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the Transaction Documents to any of its Affiliates or (b) specific duties (including, without limitation, its duties as custodian) to sub-contractors who are in the business of performing such duties; provided, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Issuer and the Indenture Trustee for its duties hereunder as if the Servicer alone were performing such duties. For any servicing activities delegated to third parties in accordance with this Section 5.5, the Servicer shall follow such policies and procedures to monitor the performance of such third parties and compliance with such servicing activities as the Servicer follows with respect to comparable motor vehicle receivables serviced by the Servicer for its own account.

SECTION 5.6 The Bank Not to Resign as Servicer. Subject to the provisions of Sections 5.3 and 5.5, the Bank will not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law. Notice of any such determination permitting the resignation of the Bank will be communicated to the Issuer and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, will be confirmed in writing at the earliest practicable time) and any such determination will be evidenced by an Opinion of Counsel to such effect delivered to the Issuer and the Indenture Trustee concurrently with or promptly after such notice. No such resignation will become effective until a successor Servicer has (i) assumed the responsibilities and obligations of the Bank as Servicer and (ii) provided in writing the information reasonably requested by the Seller to comply with its reporting obligations under the Exchange Act with respect to a replacement Servicer.

SECTION 5.7 Servicer May Own Notes. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by or pledged to the Servicer or such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes.

ARTICLE VI

REPLACEMENT OF SERVICER

SECTION 6.1 Replacement of Servicer.

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(a) If a Servicer Replacement Event shall have occurred and be continuing, the Indenture Trustee may or, at the direction of 66 2⁄3% of the Note Balance of the Controlling Class shall, by notice given to the Servicer, the Owner Trustee, the Issuer, the Administrator[,] [and] the Noteholders, terminate the rights and obligations of the Servicer under this Agreement with respect to the Receivables. In the event the Servicer is terminated pursuant to this Section 6.1 or resigns as Servicer pursuant to Section 5.6 with respect to servicing the Receivables, the Indenture Trustee, acting at the direction of 66 2⁄3% of the Note Balance of the Controlling Class, shall appoint a successor Servicer. Upon the Servicer’s receipt of notice of termination the predecessor Servicer will continue to perform its functions as Servicer under this Agreement only until the date specified in such termination notice or, if no such date is specified in such termination notice, until receipt of such notice. If a successor Servicer has not been appointed at the time when the predecessor Servicer ceases to act as Servicer in accordance with this Section 6.1, the Indenture Trustee without further action will automatically be appointed the successor Servicer. Notwithstanding the above, the Indenture Trustee, if it is legally unable or is unwilling to so act, will appoint, or petition a court of competent jurisdiction to appoint a successor Servicer. Any successor Servicer shall be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000. If the Indenture Trustee shall become successor Servicer hereunder, the Indenture Trustee shall be entitled to appoint a subservicer; provided that the Indenture Trustee, in its capacity as successor Servicer, shall be fully liable for the acts or omissions of such subservicer under the Transaction Documents to which it is a party. If the Indenture Trustee shall become successor Servicer hereunder, it shall not be liable for the acts or omissions by the predecessor Servicer. Notwithstanding anything to the contrary contained herein or in the Transaction Documents, if the Indenture Trustee shall act as successor Servicer, it shall not in any event have obligations (i) with respect to the repurchase of the Receivables, (ii) to pay any fees, expenses and other amounts owing to the Administrator, or (iii) to pay any indemnities owed by the Servicer.

(b) Noteholders holding not less than a majority of the Note Balance of the Controlling Class may waive any Servicer Replacement Event. Upon any such waiver, such Servicer Replacement Event shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of this Agreement, but no such waiver shall extend to any prior, subsequent or other Servicer Replacement Event or impair any right consequent thereto.

(c) If replaced, the Servicer agrees that it will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Receivables to a successor Servicer. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Collateral. The Servicer shall transfer to the Successor Servicer all records held by the Servicer relating to the Collateral in such electronic form as the Successor Servicer may reasonably request and any Receivable Files in the Servicer’s possession. The Servicer will provide access to the Receivable Files, and the related accounts records, and computer systems maintained by the Servicer at such times as the Successor Servicer directs, but only upon reasonable notice and during normal business hours, which do not unreasonably interfere with the Servicer’s normal operations,

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at the respective offices of the Servicer. All reasonable costs and expenses incurred in connection with transferring the Receivable Files to the successor Servicer and all other reasonable costs and expenses incurred in connection with the transfer to the successor Servicer related to the performance by the Servicer hereunder will be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

(d) Upon the effectiveness of the assumption by the successor Servicer of its duties pursuant to this Section 6.1, the successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement with respect to the Receivables, and shall be subject to all the responsibilities, duties and liabilities relating thereto, except with respect to the obligations of the predecessor Servicer that survive its termination as Servicer, including indemnification obligations as set forth in Section 5.2(e). In such event, the Indenture Trustee and the Issuer are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination and replacement of the Servicer, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. No Servicer shall resign or be relieved of its duties under this Agreement, as Servicer of the Receivables, until a newly appointed Servicer for the Receivables shall have assumed the responsibilities and obligations of the resigning or terminated Servicer under this Agreement.

(e) In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of the successor Servicer out of Available Funds as it and such successor Servicer will agree; provided, however, that no such compensation will be in excess of the amount paid to the predecessor Servicer under this Agreement.

SECTION 6.2 Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VI, the Indenture Trustee will give prompt (but in any event, within five (5) Business Days of such termination or appointment) written notice thereof to the Owner Trustee, the Issuer, the Administrator and to the Noteholders at their respective addresses of record.

ARTICLE VII

OPTIONAL PURCHASE

SECTION 7.1 Optional Purchase of Trust Estate. The Servicer shall have the right at its option (the “Optional Purchase”) to purchase (and/or to designate one or more other persons to purchase) the Trust Estate (other than the Reserve Account) from the Issuer on any Payment Date if both of the following conditions are satisfied: (a) the Net Pool Balance as of the last day of the related Collection Period has declined to 10% or less of the Net Pool Balance as of the Cut-Off Date and (b) the sum of the Optional Purchase Price and Available Funds for such Payment Date would be sufficient to pay (x) the amounts required to be paid under clauses first through [seventh] of Section 8.5 of the Indenture and (y) the Outstanding Note Balance (after giving effect to the payments described in the preceding clause (x)). The aggregate purchase price for the Receivables (the “Optional Purchase Price”) shall equal the Net Pool Balance (assuming that Receivables that were more than thirty (30) days past due as of the last day of the related Collection Period have a

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principal balance of zero) plus the accrued and unpaid interest on the Receivables as of the last day of the Collection Period immediately preceding the Redemption Date. To exercise such option, the Servicer (or its designee) shall deposit, subject to Section 4.5, the Optional Purchase Price into the Collection Account on the Redemption Date; provided that, at the Servicer’s option, any Collections deposited into the Collection Account after the last day of the Collection Period immediately preceding the Redemption Date may either be applied to reduce the amount of such deposit or remitted to the Servicer (or its designee) following the exercise of the Optional Purchase. If the Servicer exercises the Optional Purchase, the Notes shall be redeemed and in each case in whole but not in part on the related Payment Date for the Redemption Price. Upon any such Optional Purchase, any funds remaining in the Reserve Account [or the Yield Supplement Account] will be distributed to or at the direction of the Certificateholder (which may be via electronic mail).

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1 Amendment.

(a) Any term or provision of this Agreement may be amended by the Servicer without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i) the Servicer delivers to the Indenture Trustee (a) an Opinion of Counsel to the effect that such amendment will not materially and adversely affect the interests of the Noteholders and (b) Officer’s Certificate of the Servicer to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Agreement (including Appendix A) may also be amended from time to time by the Servicer, with the consent of the Noteholders evidencing not less than a majority of the Outstanding Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, that in the case of any amendment pursuant to this Section 8.1(b), the Indenture Trustee may not agree to any such amendment if such amendment failed to comply with the requirements of Section 9.2 of the Indenture. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

21	Servicing Agreement (USAA 20[ ]-[ ])

(c) Prior to the execution of any amendment pursuant to this Section 8.1, the Servicer shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, the Servicer shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee; provided, that no amendment pursuant to this Section 8.1 shall be effective which affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed).

(d) Prior to the execution of any amendment to this Section 8.1, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into or execute on behalf of the Issuer any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, privileges, indemnities, duties or obligations under this Agreement.

SECTION 8.2 Protection of Title.

(a) The Servicer shall maintain (or shall cause its Sub-Servicer to maintain) in accordance with its Customary Servicing Practices accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(b) The Servicer shall maintain (or shall cause its Sub-Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives, it being understood that any such backup archives may not reflect such interest until thirty-five (35) days after the applicable changes are made to such master computer records) that refer to a Receivable shall indicate clearly the interest of the Issuer in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee pursuant to the Indenture. Indication of the Issuer’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full, repurchased by the Bank pursuant to Section 3.4 of the Purchase Agreement or purchased by the Servicer in accordance with Section 3.6 hereof.

(c) If at any time the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

22	Servicing Agreement (USAA 20[ ]-[ ])

(d) The Servicer, upon receipt of reasonable prior notice, shall permit the Indenture Trustee, the Owner Trustee and their respective agents at any time during normal business hours, to the extent it does not unreasonably interfere with the Servicer’s normal operations, to inspect, audit and, to the extent permitted by applicable law, make copies of and abstracts from Servicer’s (or any Sub-Servicer’s) records regarding any Receivable.

(e) Upon request, the Servicer shall furnish to the Issuer or to the Indenture Trustee, within [ ] Business Days, a list of all Receivables (by contract number and name of Obligor) then owned by the Issuer, together with a reconciliation of such list to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Issuer.

SECTION 8.3 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service or, if so provided on Schedule I to the Sale Agreement, by electronic transmission, and addressed in each case as specified on Schedule I to the Sale Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery will be deemed to have been given and made: (i) upon delivery or, in the case of a letter mailed by registered or certified first-class United States mail, postage prepaid, three (3) days after deposit in the mail, (ii) in the case of electronic transmission, when receipt is confirmed by telephone or reply email from the recipient and (iii) in the case of an electronic posting to a password-protected website to which the recipient has been provided access, upon delivery (without the requirement of confirmation of receipt) and notice (including email) to such recipient stating that such electronic posting has occurred.

SECTION 8.4 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, FOR PURPOSES OF THE UCC, NEW YORK SHALL BE DEEMED TO BE THE SECURITIES INTERMEDIARY’S JURISDICTION, AND THE LAW OF THE STATE OF NEW YORK SHALL GOVERN ALL ISSUES SPECIFIED IN ARTICLE 2(1) OF THE HAGUE SECURITIES CONVENTION.

SECTION 8.5 Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 8.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument. The Servicer and the Indenture Trustee agree that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents shall be treated as equivalent to handwritten signatures for the purposes of validity,

23	Servicing Agreement (USAA 20[ ]-[ ])

enforceability, and admissibility. Delivery of an executed counterpart of a signature page of this Agreement by one or more electronic networks or databases (including one or more distributed electronic networks or databases) provided by Adobe PDF, DocuSign or any other digital signature provider as may be mutually agreed to by the Seller, and that creates a record that may be retained, retrieved and reviewed by a recipient thereof shall be effective as delivery of an executed counterpart of this Agreement. The Indenture Trustee shall have no liability for accepting or relying on any such electronic signature or commitments.

SECTION 8.7 Waivers. No failure or delay on the part of the Servicer, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 8.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 8.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 8.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 8.11 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.12 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one (1) year and one (1) day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the

24	Servicing Agreement (USAA 20[ ]-[ ])

appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence or join with any other Person in commencing or institute with any other Person any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section 8.12 shall survive the termination of this Agreement; provided that the foregoing shall in no way limit the rights of the parties hereto to pursue any other creditor rights or remedies that such Persons may have against the Issuer under applicable law.

SECTION 8.13 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 8.3;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 8.14 Limitation of Liability.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by [   ], not in its individual capacity but solely as Owner Trustee, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer. Under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Owner Trustee shall be subject to,

25	Servicing Agreement (USAA 20[ ]-[ ])

and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by [    ], not in its individual capacity but solely as Indenture Trustee, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer. Under no circumstances shall the Indenture Trustee be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Indenture provided, that the obligations under Section 6.1(a) of the Indenture shall only be applicable to the performance of the Indenture Trustee’s duties and obligations under the Indenture and shall not be applicable to the Indenture Trustee’s performance hereunder.

SECTION 8.15 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Noteholders and the Certificateholder and their respective successors and permitted assigns and [each of] the Owner Trustee shall be an express third party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section 8.15, no other Person will have any right hereunder.

SECTION 8.16 Information Requests. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

SECTION 8.17 Regulation AB. The Servicer shall cooperate fully with the Seller and the Issuer to deliver to the Seller and the Issuer (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Seller or the Issuer to permit the Seller to comply with the provisions of Regulation AB and its reporting obligations under the Exchange Act, together with such disclosures relating to the Servicer and the Receivables, or the servicing of the Receivables, reasonably believed by the Seller to be necessary in order to effect such compliance.

SECTION 8.18 Information to Be Provided by the Indenture Trustee.

(a) The Indenture Trustee shall (i) on or before the fifth Business Day of each month, notify the Seller, in writing, of any Form 10-D Disclosure Item with respect to the Indenture Trustee, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably satisfactory to the Seller; and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Seller, in writing, such updated information.

26	Servicing Agreement (USAA 20[ ]-[ ])

(b) As soon as available but no later than March 15 of each calendar year, commencing on March [ ], 20[ ], the Indenture Trustee shall:

(i) deliver to the Seller and Servicer a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, (or since the Closing Date in the case of the first such report) as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by a Responsible Officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit A or such other criteria as mutually agreed upon by the Seller and the Indenture Trustee;

(ii) cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to the Seller a report for inclusion in the Seller’s filing of Exchange Act Form 10-K with respect to the Issuer that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered to the Seller pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii) deliver to the Seller and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act) on behalf of the Issuer or the Seller, a back-up certification substantially in the form attached hereto as Exhibit B or such form as mutually agreed upon by the Seller and the Indenture Trustee; and

(iv) deliver to the Seller the certification substantially in the form attached hereto as Exhibit C, or such other form as is mutually agreed upon by the Seller and the Indenture Trustee regarding any affiliations or relationships (as described in Item 1119 of Regulation AB) between the Indenture Trustee and any Item 1119 Party and any Form 10-D Disclosure Item.

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(c) The Indenture Trustee shall provide the Seller and the Bank (each, a “Reporting Party” and, collectively, the “Reporting Parties”) with (i) notification as soon as practicable of all demands communicated to a Responsible Officer of the Indenture Trustee for the repurchase or replacement of any Receivable for breach of the representations and warranties concerning such Receivable and (ii) promptly upon written request by a Reporting Party, any other information reasonably requested by a Reporting Party that is in the Indenture Trustee’s possession and reasonably accessible to it to facilitate compliance by the Reporting Parties with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB (the “Repurchase Rules and Regulations”) but in no event more than once monthly or such other quantity of requests as may be mutually agreed to by the Indenture Trustee and the applicable Reporting Party. In no event shall the Indenture Trustee be deemed to be a “securitizer” as defined in Section 15G(a)(1)

27	Servicing Agreement (USAA 20[ ]-[ ])

of the Exchange Act with respect to the transactions contemplated by the Transaction Documents, nor shall it have (A) any responsibility for making any filing required to be made by a securitizer under the Exchange Act or Regulation AB, or (B) any duty or obligation to undertake any investigation or inquiry related to repurchase activity or otherwise to assume any additional duties or responsibilities in respect to the transactions contemplated by the Transaction Documents. For purposes of this section, a “demand” is limited to a demand for enforcement of a repurchase remedy received by the Indenture Trustee. A demand does not include general inquiries, including investor inquiries, regarding asset performance or possible breaches of representations or warranties.

SECTION 8.19 Form 8-K Filings. The Indenture Trustee shall promptly notify the Seller of any Reportable Event set forth in clauses (a), (d) or (f) of the definition thereof (other than any such Reportable Event as to which the Seller or the Servicer has actual knowledge), but in no event later than two (2) Business Days after a Responsible Officer of the Indenture Trustee has actual knowledge of such Reportable Event and has determined, or should have reasonably determined, that such an event constitutes a Reportable Event.

SECTION 8.20 Further Assurances. The Servicer agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Issuer or the Indenture Trustee more fully to effect the purposes of this Agreement.

SECTION 8.21 Cooperation. The parties hereto acknowledge and agree that the purpose of Sections 8.18 and 8.19 is to facilitate compliance by the Seller with the provisions of Regulation AB and related rules and regulations of the Commission. The Seller shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith in order to comply with the Securities Act, the Exchange Act, the rules and regulations of the Commission under the Securities Act and the Exchange Act and any comments or requests of the Commission. The Indenture Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets or consensus among counsel to the parties hereto, and agrees to reasonably cooperate with the Seller to deliver to the Seller such information necessary in the good faith determination of the Seller and Servicer to permit the Seller to comply with the provisions of Regulation AB.

SECTION 8.22 Rights of the Certificateholder. Notwithstanding anything contained herein or in any Transaction Document to the contrary, after the Notes are no longer Outstanding following payment in full of the principal and interest on the Notes, (i) the Certificateholder will succeed to the rights of the Noteholders under this Agreement, (ii) the Owner Trustee will succeed to the rights of, but not, without its express consent, the obligations of the Indenture Trustee pursuant to this Agreement and (iii) the Collection Account will continue to be maintained as set forth in Section 8.5 of the Indenture; provided, however, the Certificateholder shall not be entitled to any payments pursuant to Section 8.5 of the Indenture other than pursuant to clause tenth thereof.

SECTION 8.23 Not Applicable to the Bank in Other Capacities. Nothing in this Agreement shall affect any obligation the Bank may have in any other capacity.

28	Servicing Agreement (USAA 20[ ]-[ ])

[SIGNATURES FOLLOW]

29	Servicing Agreement (USAA 20[ ]-[ ])

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

USAA FEDERAL SAVINGS BANK, as Servicer

By:
Name:
Title:

S-1	Servicing Agreement (USAA 20[ ]-[ ])

USAA AUTO OWNER TRUST 20[ ]-[ ], as Issuer

By:	[ ],
not in its individual capacity but
solely as Owner Trustee

By:
Name:
Title:

S-2	Servicing Agreement (USAA 20[ ]-[ ])

[ ], not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

S-3	Servicing Agreement (USAA 20[ ]-[ ])

EXHIBIT A

SERVICING CRITERIA TO BE ADDRESSED IN

INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”1:

Servicing Criteria		Applicable Servicing Criteria

Reference	Criteria

General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.

Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X2
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1 Each assessment of compliance delivered by the Indenture Trustee shall be made only toward such portion(s) of the servicing criteria applicable to the Indenture Trustee and not such other portion(s) applicable to other persons.

2 Assessment of compliance to be given by Indenture Trustee shall be only with respect to trust accounts maintained by the Indenture Trustee under the Indenture.

A-1	Exhibit A to the Servicing Agreement

Servicing Criteria		Applicable Servicing Criteria

Reference	Criteria
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X (solely with respect to remittances)
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

A-2	Exhibit A to the Servicing Agreement

Servicing Criteria		Applicable Servicing Criteria

Reference	Criteria
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

A-3	Exhibit A to the Servicing Agreement

EXHIBIT B

FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

Re:	USAA AUTO OWNER TRUST 20[ ]-[ ]

[    ], not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to USAA Acceptance, LLC (the “Seller”), and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 1122 of Regulation AB (the “Servicing Assessment”) (collectively, the “Indenture Trustee Information”);

(2) To the best of its knowledge, the Indenture Trustee Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Indenture Trustee Information; and

(3) To the best of its knowledge, all of the information required to be provided by the Indenture Trustee pursuant to Sections 9.21 and 9.22 of the Agreement has been provided to the Seller.

[ ], not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:
Date:

B-1	Exhibit B to the Servicing Agreement

EXHIBIT C

FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

REGARDING ITEM 1117 AND ITEM 1119 OF REGULATION AB

Reference is made to the Form 10-K of USAA Acceptance, LLC with respect to USAA Auto Owner Trust 20[ ]-[ ] (the “Form 10-K”) for the fiscal year ended December 31, 20[ ]. Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Form 10-K.

[    ], a [     ] (“[ ]”), does hereby certify to the Sponsor, the Seller and the Issuing Entity that:

1. As of the date of the Form 10-K, there are no pending legal proceedings against [ ] or proceedings known to be contemplated by governmental authorities against [ ] that would be material to the investors in the Notes.

2. As of the date of the Form 10-K, there are no affiliations, as contemplated by Item 1119 of Regulation AB, between [ ] and any of USAA Federal Savings Bank (in its capacity as Sponsor, Originator, Servicer and Administrator), USAA Acceptance, LLC, the Indenture Trustee, the Owner Trustee and the Issuing Entity, or any affiliates of such parties.

IN WITNESS WHEREOF, [ ] has caused this certificate to be executed in its corporate name by an officer thereunto duly authorized.

Dated: ____________, 20[ ]

[ ], as Indenture Trustee

By:
Name:
Title:

C-1	Exhibit C to the Servicing Agreement